Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 1, 2026, GATX Corporation, a New York corporation (“GATX” or the “Company”), acquired approximately 101,000 railcars from Wells Fargo Bank, N.A., a national banking association, and its affiliates (“Wells Fargo”), for $4.2 billion through a newly formed joint venture with Brookfield Infrastructure Partners L.P. and its institutional partners (collectively, “Brookfield”). Initially, GATX’s ownership share in the joint venture (“GABX”) is 30%, with Brookfield’s share at 70%. GATX holds annual call options to acquire up to 100% of GABX over time. A portion of the purchase price was financed by GABX in the form of debt financing, which is guaranteed by GATX. The foregoing transaction is referred to herein as the “GABX Transaction”. GATX also directly purchased approximately 200 locomotives from Wells Fargo (the “Locomotive Transaction”), and Brookfield directly acquired Wells Fargo’s rail and locomotive finance lease portfolio (the “Finance Lease Transaction”, and together with the GABX Transaction and the Locomotive Transaction, the “Transaction”). GATX will serve as manager of the railcars at GABX and the railcars and locomotives in the finance lease portfolio purchased directly by Brookfield.

In anticipation of the closing of the GABX Transaction, on December 31, 2025, GATX contributed equity of $385.3 million to GABX, Brookfield contributed equity of $899.0 million to GABX, and GABX entered into a $2,959.0 million term loan to fund the purchase price for the GABX Transaction. As of December 31, 2025, GABX was consolidated in GATX’s historical financial statements.

The pro forma financial statements combine the historical consolidated balance sheet and statement of income of GATX, and the historical combined balance sheet and income statement of Wells Fargo Rail, a carve out business of Wells Fargo & Company (“Wells Fargo Rail”), after excluding the Finance Lease Transaction and giving effect to the GABX Transaction and Locomotive Transaction described in Note 1. Description of the Transaction and Basis of Presentation and the pro forma effects of the following items, as described in the notes to the pro forma financial statements:

•Preliminary adjustments to conform the financial statement presentation of Wells Fargo Rail to that of GATX.
•Application of the asset acquisition method of accounting under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50, Acquisition of Assets Rather Than a Business, where the purchase price is allocated to the railcars and locomotives acquired from Wells Fargo Rail on a relative fair value basis.
•Impact to interest expense related to the debt financing incurred by GABX to finance the GABX Transaction.
•Exclusion of certain balances and activity related to the finance lease portfolio that are included in the historical financial statements of Wells Fargo Rail but will be directly acquired by Brookfield.

The following pro forma financial statements and related notes are based on and should be read in conjunction with:

•The historical audited consolidated financial statements and the related notes of GATX, included in GATX’s Annual Report on Form 10-K as of and for the year ended December 31, 2025.
•The historical audited combined financial statements and the related notes of Wells Fargo Rail as of and for the years ended December 31, 2025 and 2024, filed in Exhibit 99.1 on this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives pro forma effect to the GABX Transaction and the Locomotive Transaction as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2025 give pro forma effect to the GABX Transaction and the Locomotive Transaction as if they had occurred on January 1, 2025.

The pro forma financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the GABX Transaction and the Locomotive Transaction been completed as of the dates indicated or that may be achieved in the future. The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, using the assumptions set forth in the pro forma financial statements.

Due to the pro forma financial statements being prepared based on preliminary estimates of the net assets to be acquired and balances as of December 31, 2025, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Accordingly, actual adjustments may differ from the amounts reflected in the pro forma financial statements and the differences may be material. The pro forma financial statements do not include the realization of any cost savings from operating efficiencies which might occur as a result of the Transaction and management fees to be earned by GATX.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025
(In millions)

	GATX Historical	WF Rail Historical Adjusted (Note 2)	Finance Leases Portfolio (Note 3)	Debt Financing Adjustments (Note 4)	Transaction Accounting Adjustments (Note 5)	Notes*	Pro Forma Combined
Assets
Cash and Cash Equivalents	$743.0	$21.6	$—	$—	$(21.6)	(c)	$743.0
Restricted Cash	4,241.9	15.5	—	—	(4,257.1)	(a)(c)	0.3
Receivables
Rent and other receivables	109.0	46.4	—	—	(1.3)	(c)	154.1
Finance leases (as lessor)	104.2	875.5	(875.5)	—	—		104.2
Leveraged leases	—	187.0	(187.0)	—	—		—
Less: allowance for losses	(6.0)	(5.2)	5.2	—	—		(6.0)
	207.2	1,103.7	(1,057.3)	—	(1.3)		252.3

Operating Assets and Facilities	15,662.6	6,658.9	—	—	(2,366.3)	(b)(e)	19,955.2
Less: allowance for depreciation	(4,251.7)	(2,396.6)	—	—	2,396.6	(b)	(4,251.7)
	11,410.9	4,262.3	—	—	30.3		15,703.5
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	137.4	1.8	—	—	—		139.2

Investments in Affiliated Companies	732.3	—	—	—	—		732.3
Goodwill	126.3	—	—	—	—		126.3
Other Assets	400.5	5.0	—	—	(32.9)	(c)(e)	372.6
Total Assets	$17,999.5	$5,409.9	$(1,057.3)	$—	$(4,282.6)		$18,069.5

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$318.4	$39.3	$—	$—	$(20.7)	(c)(e)	$337.0
Debt
Borrowings under bank credit facilities	82.2	—	—	—	—		82.2
Recourse debt	12,451.7	—	—	—	—		12,451.7
Debt to Parent	—	2,544.8	—	—	(2,544.8)	(c)	—
	12,533.9	2,544.8	—	—	(2,544.8)		12,533.9
Lease Obligations (as lessee)
Operating leases	154.3	7.2	—	—	—		161.5

Deferred Income Taxes	1,195.7	943.7	—	—	(943.7)	(c)	1,195.7
Other Liabilities	162.1	50.7	(4.7)	—	(1.8)	(c)	206.3
Total Liabilities	14,364.4	3,585.7	(4.7)	—	(3,511.0)		14,434.4
Equity
Net parent investment	—	1,824.2	(1,052.6)	—	(771.6)	(d)	—
Common stock	42.9	—	—	—	—		42.9
Additional paid in capital	875.4	—	—	—	—		875.4
Retained Earnings	3,451.2	—	—	—	—		3,451.2
Accumulated other comprehensive loss	(104.6)	—	—	—	—		(104.6)
Treasury stock at cost	(1,514.4)	—	—	—	—		(1,514.4)
Total GATX Shareholders’ Equity	2,750.5	—	—	—	—		2,750.5
Non-Controlling Interest	884.6	—	—	—	—		884.6
Total Equity	3,635.1	1,824.2	(1,052.6)	—	(771.6)		3,635.1
Total Liabilities and Equity	$17,999.5	$5,409.9	$(1,057.3)	$—	$(4,282.6)		$18,069.5
_________
*    Refer to Note 5. Transaction Adjustments for details regarding the various transaction adjustments.

See the accompanying Notes to the unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2025
(In millions, except per share data)

	GATX Historical	WF Rail Historical Adjusted (Note 2)	Finance Leases Portfolio (Note 3)	Debt Financing Adjustments (Note 4)	Transaction Accounting Adjustments (Note 5)	Notes*	Pro Forma Combined
Revenues
Lease revenue	$1,486.2	$633.5	$(90.1)	$—	$—		$2,029.6
Non-dedicated engine revenue	86.7	—	—	—	—		86.7
Other Revenue	167.5	5.6	—	—	—		173.1
Total Revenues	1,740.4	639.1	(90.1)	—	—		2,289.4
Expenses
Maintenance expense	427.7	137.9	—	—	—		565.6
Depreciation expense	431.8	205.6	—	—	1.5	(f)	638.9
Operating lease expense	28.9	9.3	—	—	—		38.2
Other operating expense	65.3	10.0	0.1	—	—		75.4
Selling, general and administrative expense	252.6	45.6	—	—	—		298.2
Total Expenses	1,206.3	408.4	0.1	—	1.5		1,616.3
Other Income (Expense)
Net gain on asset disposition	136.9	47.8	(12.9)	—	—		171.8
Interest expense, net	(391.5)	(148.9)	—	0.3	—		(540.1)
Other expense	(0.4)	(109.4)	—	—	104.2	(g)	(5.6)
Income before Income Taxes and Share of Affiliates’ Earnings	279.1	20.2	(103.1)	0.3	102.7		299.2
Income taxes	(63.1)	(17.8)	21.7	(0.1)	(9.2)	(h)	(68.5)
Share of affiliates’ earnings, net of taxes	117.3	—	—	—	—		117.3
Net Income	$333.3	$2.4	$(81.4)	$0.2	$93.5		$348.0
Less: Net Income Attributable to Non-Controlling Interest	—	—	—	—	14.1	(i)	14.1
Net Income attributable to GATX	$333.3	$2.4	$(81.4)	$0.2	$79.4		$333.9

GATX Share Data
Basic earnings per share	$9.14					(j)	$9.16
Average number of common shares	35.8						35.8

Diluted earnings per share	$9.12					(j)	$9.14
Average number of common shares and common share equivalents	35.9						35.9
_________
*    Refer to Note 5. Transaction Adjustments for details regarding the various transaction adjustments.

See the accompanying Notes to the unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transaction and Basis of Presentation

Acquisition

On January 1, 2026, GATX Corporation, a New York corporation (“GATX” or the “Company”), acquired approximately 101,000 railcars from Wells Fargo Bank, N.A., a national banking association, and its affiliates (“Wells Fargo”), for $4.2 billion through a newly formed joint venture with Brookfield Infrastructure Partners L.P. and its institutional partners (collectively, “Brookfield”). Initially, GATX’s ownership share in the joint venture (“GABX”) is 30%, with Brookfield’s share at 70%. GATX holds annual call options to acquire up to 100% of GABX over time. A portion of the purchase price was financed by GABX in the form of debt financing, which is guaranteed by GATX. The foregoing transaction is referred to herein as the “GABX Transaction”. GATX also directly purchased approximately 200 locomotives from Wells Fargo (the “Locomotive Transaction”), and Brookfield directly acquired Wells Fargo’s rail and locomotive finance lease portfolio (the “Finance Lease Transaction”, and together with the GABX Transaction and the Locomotive Transaction, the “Transaction”). GATX will serve as manager of the railcars at GABX and the railcars and locomotives in the finance lease portfolio purchased directly by Brookfield.

In anticipation of the closing of the GABX Transaction, on December 31, 2025, GATX contributed equity of $385.3 million to GABX, Brookfield contributed equity of $899.0 million to GABX, and GABX entered into a $2,959.0 million term loan to fund the purchase price for the GABX Transaction. As of December 31, 2025 GABX was consolidated in GATX’s historical financial statements.

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the pro forma financial statements.

The pro forma financial statements have been prepared to illustrate the effect of the acquisition of approximately 101,000 railcars from Wells Fargo Rail by GABX and the acquisition of approximately 200 locomotives from Wells Fargo Rail by GATX. The pro forma financial statements have been prepared using the asset acquisition method of accounting, with GABX being the accounting acquirer of the railcars, and GATX being the accounting acquirer of the locomotives.

The pro forma balance sheet as of December 31, 2025, combines the historical consolidated balance sheet of GATX and the historical combined balance sheet of Wells Fargo Rail, after excluding the Finance Lease Transaction and giving effect to the GABX Transaction and the Locomotive Transaction as if they had occurred on December 31, 2025. The pro forma statement of income for the year ended December 31, 2025, combines the historical consolidated statement of income of GATX and the historical combined statement of income of Wells Fargo Rail, after excluding the Finance Lease Transaction and giving effect to the GABX Transaction and the Locomotive Transaction as if they had occurred on January 1, 2025.

The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined operations had the operations been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined operations.

The pro forma financial statements do not include the realization of any cost savings from operating efficiencies which might occur as a result of the Transaction and management fees to be earned by GATX.

Note 2. Presentation Adjustments

The following adjustments were made to align the financial statements presentation of Wells Fargo Rail to GATX’s presentation, based on a preliminary analysis of Wells Fargo Rail’s historical financial statements (in millions):

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

		As of December 31, 2025
GATX Presentation	WF Rail Presentation	WF Rail Historical	Reclassifications		WF Rail Historical Adjusted
Assets
Cash and Cash Equivalents	Cash and Cash Equivalents	$21.6	$—		$21.6
Restricted Cash	Restricted Cash	15.5	—		15.5
Receivables
Rent and other receivables	Accounts receivables	46.4	—		46.4
Finance leases (as lessor)	Direct finance leases	875.5	—		875.5
	Leveraged leases	187.0	—		187.0
Less: allowance for losses	Allowance for losses	(5.2)	—		(5.2)
			—		1,103.7

Operating Assets and Facilities			6,658.9	(1) (4)	6,658.9
Less: allowance for depreciation			(2,396.6)	(1) (4)	(2,396.6)
	Operating lease assets, net	4,264.6	4,262.3		4,262.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	Operating lease right-of-use-assets, net	1.8	—		1.8

Investments in Affiliated Companies		—	—		—
Goodwill	Goodwill	—	—		—
	Current income tax receivable	59.7	(59.7)	(2)	—
	Assets held for sale	2.1	(2.1)	(3)	—
Other Assets	Other assets	2.9	2.1	(3)	5.0
Total Assets	Total assets	$5,471.9	$(62.0)		$5,409.9

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	Accounts Payable and Accrued Expenses	$43.5	$(4.2)	(2)	$39.3
	Current income tax payable	55.5	(55.5)	(2)	—
Debt
Borrowings under bank credit facilities		—	—		—
Recourse debt		—	—		—
	Debt due to Parent	2,544.8	—		2,544.8
			—		2,544.8
Lease Obligations (as lessee)
Operating leases	Operating lease liabilities	7.2	—		7.2

Deferred Income Taxes	Deferred tax liability	943.7	—		943.7
Other Liabilities	Other liabilities	54.2	(3.5)	(4)	50.7
Total Liabilities	Total liabilities	3,648.9	(63.2)		3,585.7
Equity
	Net parent investment	1,823.0	1.2	(4)	1,824.2
Common Stock		—	—		—
Additional paid in capital		—	—		—
Retained earnings		—	—		—
Accumulated other comprehensive loss		—	—		—
Treasury stock at cost		—	—		—
Total GATX Shareholders' Equity		—	—		—
Non-Controlling Interest		—	—		—
Total Equity	Total equity	$1,823.0	$1.2		$1,824.2
Total Liabilities and Equity	Total liabilities and equity	$5,471.9	$(62.0)		$5,409.9

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
_________
(1) Presentation of “Operating lease assets, net” as reported by Wells Fargo Rail under “Operating assets and facilities” and “Less: allowance for depreciation” as reported by GATX.
(2) Reclassification of “Current income tax receivable” and “Current income tax payable” as reported by Wells Fargo Rail to “Accounts payable and accrued expenses” as reported by GATX.
(3) Reclassification of “Assets held for sale” as reported by Wells Fargo Rail to “Other assets” as reported by GATX.
(4) Presentation of “Deferred Gains” as reported by Wells Fargo Rail to “Operating assets and facilities”, “Less: allowance for depreciation” and equity as reported by GATX.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

		For the Year Ended December 31, 2025
GATX Presentation	WF Rail Presentation	WF Rail Historical	Reclassifications		WF Rail Historical Adjusted
Revenues
	Finance lease revenue
	Direct finance lease revenue	$65.9	$(65.9)	(1)	$—
	Leveraged lease revenue	24.2	(24.2)	(1)	—
	Finance lease gains from sale	12.9	(12.9)	(2)	—
		103.0	(103.0)		—
	Operating lease revenue
	Operating lease revenue	543.4	(543.4)	(1)	—
	Operating lease gains on sale	35.1	(35.1)	(2)	—
	Other operating lease revenue	5.6	(5.6)	(3)	—
		584.1	(584.1)		—
Lease revenue		—	633.5	(1)	633.5
Non-dedicated engine revenue		—	—		—
Other revenue		—	5.6	(3)	5.6
Total Revenues	Total Revenues	687.1	(48.0)		639.1
Expenses	Operating Expenses
Maintenance expense	Maintenance expense	137.9	—		137.9
Depreciation expense	Depreciation expense	205.6	—		205.6
	Operating lease property tax expense	4.8	(4.8)	(5)	—
	Other operating lease expense	3.5	(3.5)	(5)	—
	Amortization of right of use assets	0.7	(0.7)	(5)	—
	Interest expense on lease liabilities	0.3	(0.3)	(5)	—
Operating lease expense		—	9.3	(5)	9.3
	Freight and storage expense	10.1	(10.1)	(4)	—
	Provision for losses	(0.1)	0.1	(4)	—
Other operating expense		—	10.0	(4)	10.0
	Asset impairment loss	0.2	(0.2)	(6)	—
	Personnel expense	32.2	(32.2)	(7)	—
Selling, general and administrative expense		—	45.6	(7)	45.6
Total Expenses	Total Operating Expenses	395.2	13.2		408.4
Other Income (Expense)	Other Income (Expense)
Net gain on asset dispositions		—	47.8	(2)(6)	47.8
	Internal indirect expense allocation	(13.4)	13.4	(7)	—
Interest expense, net	Interest expense, net	(148.9)	—		(148.9)
	Goodwill impairment loss	(104.2)	104.2	(8)	—
Other expense	Other expense	(5.2)	(104.2)	(8)	(109.4)
Income before Income Taxes and Share of Affiliates’ Earnings	Income before Income Taxes	20.2	—		20.2
Income taxes	Income tax expense	(17.8)	—		(17.8)
Share of affiliates’ earnings, net of taxes		—	—		—
Net Income	Net Income	$2.4	$—		$2.4
Less: Net Income Attributable to Non-Controlling Interest		—	—		—
Net Income attributable to GATX		$2.4	$—		$2.4

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
_________
(1) Reclassification of “Direct finance lease revenue”, “Leveraged lease revenue” and “Operating lease revenue” as reported by Wells Fargo Rail to “Lease revenue” as reported by GATX.
(2) Reclassification of “Finance lease gains from sale” and “Operating lease gain on sale” as reported by Wells Fargo Rail to “Net gain on asset dispositions” as reported by GATX.
(3) Reclassification of “Other operating lease revenue” by Wells Fargo Rail to “Other revenue” as reported by GATX.
(4) Reclassification of “Freight and storage expense” and “Provision for losses” as reported by Wells Fargo Rail to “Other operating expense” as reported by GATX.
(5) Reclassification of “Operating lease property tax expense”, “Other operating lease expense”, “Amortization of right-of-use assets” and “Interest expense on lease liabilities” as reported by Wells Fargo Rail to “Operating lease expense” as reported by GATX.
(6) Reclassification of “Asset impairment loss” as reported by Wells Fargo Rail to “Net gain on asset dispositions” as reported by GATX.
(7) Reclassification of “Personnel expense” and “Internal indirect expense allocation” as reported by Wells Fargo Rail to “Selling, general and administrative expense” as reported by GATX.
(8) Reclassification of “Goodwill impairment loss” as reported by Wells Fargo Rail to “Other expense” as reported by GATX.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3. Finance Lease Portfolio Adjustments

The historical combined financial statements of Wells Fargo Rail, filed in Exhibit 99.1 on this Form 8-K, include the historical rail business of Wells Fargo, which consists of two primary portfolios: operating leases and finance leases of railcars and locomotives. Under the Transaction, GATX and Brookfield acquired the portfolio of rail operating leases through their newly formed joint venture, GABX. GATX separately acquired Wells Fargo Rail’s portfolio of locomotive operating leases, and Brookfield separately acquired Wells Fargo Rail’s portfolio of rail and locomotive finance leases. The historical combined financial statements of Wells Fargo Rail that serve as the basis for the pro forma financial statements include both the portfolios of operating leases and finance leases. Accordingly, the balances and activity that can be identified as directly associated with the finance lease portfolio in the combined financial statements of Wells Fargo Rail are excluded from the pro forma financial statements.

Note 4. Debt Financing Adjustments

The GABX Transaction was partially financed through debt financing at the GABX joint venture level. GABX executed a $2,959.0 million term loan on December 31, 2025, and such term loan is included in the December 31, 2025 GATX historical financial statements. Therefore, no effect is given to debt financing on the pro forma balance sheet as of December 31, 2025. On the pro forma statements of income for the annual period ended December 31, 2025, effect is given to the amount of interest expense that would have been incurred had the GABX Transaction occurred on January 1, 2025, based on the amount of debt financing of $2,959.0 million and a variable interest rate of 5.02% as of December 31, 2025. Total interest expense at GABX is estimated to be $148.6 million for the year ended December 31, 2025. The adjustment presented in the pro forma statements of income represent the difference between interest expense on the new debt financing at GABX and historical interest expense incurred by Wells Fargo Rail on their historical debt that is not included in the GABX Transaction. An increase or decrease in the interest rate of one-eighth of one percent would result in an impact to interest expense of $3.7 million for the year ended December 31, 2025.

Note 5. Transaction Adjustments

The GABX Transaction and the Locomotive Transaction were accounted for as an asset acquisition under ASC 805. The aggregate purchase price of the GABX Transaction and the Locomotive Transaction was estimated at $4.3 billion based on the terms under the purchase agreement, as if the GABX Transaction and the Locomotive Transaction had occurred on December 31, 2025, pending standard working capital adjustments.

The purchase price was estimated as follows as of December 31, 2025 (in millions):

	Railcars acquired by GABX	Locomotives acquired by GATX	Total
Operating assets	$4,230.0	$32.3	$4,262.3
Net working capital	(18.9)	(1.9)	(20.8)
Purchase price	4,211.1	30.4	4,241.5
Capitalized transaction costs	30.3	—	30.3
Total	$4,241.4	$30.4	$4,271.8

The GABX Transaction and the Locomotive Transaction adjustments include the following related to the pro forma balance sheet as of December 31, 2025:

(a) Adjustment for the amount of cash paid by GABX for the acquisition of approximately 101,000 railcars from Wells Fargo Rail, and for the amount of cash to be paid by GATX for the acquisition of approximately 200 locomotives from Wells Fargo Rail. The amount of cash paid for the acquisitions of railcars and locomotives is based on the estimated purchase price of the GABX Transaction and the Locomotive Transaction as described above and the amount of debt incurred as described in Note 4. Debt Financing Adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(b) Adjustment to reflect the amount capitalized as operating assets on the GATX pro forma balance sheet. The amount capitalized represents the purchase price of railcars and locomotives and associated transaction costs, excluding net working capital.
(c) Adjustment to eliminate historical assets and liabilities in the Wells Fargo Rail combined financial statements that are not included in the GABX Transaction and the Locomotive Transaction. These adjustments include cash, restricted cash, debt to parent, deferred income taxes, and certain immaterial accruals and other net working capital items.
(d) Adjustment to eliminate the historical equity of Wells Fargo Rail.
(e) Adjustment for the capitalization of transaction costs incurred through December 31, 2025. Total transaction costs are estimated to be $30.3 million.

The GABX Transaction and the Locomotive Transaction adjustments include the following adjustments related to the pro forma statements of income for the year ended December 31, 2025:

(f) Adjustment for depreciation of estimated capitalized transaction costs of $30.3 million, assuming the GABX Transaction and the Locomotive Transaction had occurred on January 1, 2025.
(g) Adjustment to eliminate the goodwill impairment recorded by Wells Fargo Rail in the year ended December 31, 2025.
(h) Adjustments to reflect the tax impact of the finance lease adjustments, debt financing adjustments and transaction adjustments to the pro forma statements of income at the statutory federal tax rate of 21%. Additionally, the adjustment reflects the removal of income tax expense related to the non-controlling interest share as income attributable to the non-controlling interest is pass-through income.
(i) Adjustment to report Brookfield’s non-controlling interest in GABX on the GATX pro forma statements of income. Brookfield’s non-controlling interest represents its 70% ownership share of GABX’s pre-tax income.
(j) The pro forma basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of GATX. The following table summarizes the computation of earnings per share presented in the pro forma statements of income (in millions, except per share amounts):

Year Ended
December 31, 2025
Basic earnings per share:
Net income attributable to GATX	$333.9
Less: Net income allocated to participating securities	(5.5)
Net income available to GATX common shareholders	$328.4
Weighted-average shares outstanding - basic	35.8
Basic earnings per share	$9.16

Diluted earnings per share:
Net income attributable to GATX	$333.9
Less: Net income allocated to participating securities	(5.5)
Net income available to GATX common shareholders	$328.4
Weighted-average shares outstanding - basic	35.8
Effect of dilutive securities:
Equity compensation plans	0.1
Weighted-average shares outstanding - diluted	35.9
Diluted earnings per share	$9.14